Exhibit 99.1

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. ANNOUNCES ENTRY INTO DEFINITIVE AGREEMENT TO SELL COMMERCIAL REAL ESTATE LOAN PORTFOLIO

Transaction Enables ARI to Refresh Strategy and Validates Book Value per Share of Common Stock

New York, NY, January 28, 2026 – Apollo Commercial Real Estate Finance, Inc. (“ARI” or the “Company”) (NYSE:ARI) today announced the Company has entered into a definitive agreement with Athene Holding Ltd. (“Athene”) to sell the Company’s entire approximately $9 billion commercial real estate loan portfolio for a purchase price based on 99.7% of total loan commitments, net of asset specific CECL reserves, and with the exception of two loans with a combined total principal balance of $146 million that are expected to be repaid prior to closing. Following repayment of ARI’s financing facilities and other indebtedness and transaction expenses, ARI expects to have approximately $1.4 billion of net cash and approximately $1.7 billion of common stockholders’ equity, which equates to approximately $12.05 per share of common stock. ARI will retain all of the net equity interest in the real estate properties the Company holds, which totaled $466 million as of September 30, 2025.

Under the definitive agreement, Athene has the right to assign the right to acquire the assets to affiliates of and funds managed by Apollo Global Management, Inc. (together with its subsidiaries, “Apollo”) including Athene Co-Investment Reinsurance Affiliate entities. The transaction has been approved by ARI’s board of directors upon the unanimous recommendation of a special committee of independent directors of ARI’s board of directors. The transaction is subject to approval by the holders of a majority of the Company’s outstanding shares of common stock.

Stuart Rothstein, Chief Executive Officer and President of ARI said: “Our objective has always been and continues to be to maximize stockholder value. Like many peers in the sector, ARI’s common stock has traded below book value for an extended period and has not fully reflected the intrinsic value of the Company’s loan portfolio. At the same time, attractive yield-generating assets such as ARI’s are highly valued, in short supply, and continue to attract strong demand from the institutional market. This transaction provides certainty of execution through a complete loan portfolio sale to a high-conviction buyer with deep familiarity with the assets, given Athene’s aligned position in the capital structure with ARI across nearly 50% of the loans in the portfolio.”

ARI’s management team, in consultation with ARI’s board of directors, will spend the remainder of the year evaluating a range of commercial real estate–related strategies designed to reposition the Company. In assessing potential new asset strategies, ARI will leverage Apollo’s broader investment platform and origination capabilities. The Company also will consider strategic M&A opportunities.

Mr. Rothstein added: “The goal of any new asset strategy or strategic transaction will be to deliver attractive current yield and position ARI’s shares to trade at or above book value on a go-forward basis.”

During this evaluation period, ARI’s annual management fee rate will be reduced by 50% and paid in shares of common stock to further align the interests of Apollo and ARI stockholders. If a new asset strategy or a strategic transaction is not announced by year-end, Apollo intends to recommend that ARI’s board of directors explore all available strategic alternatives, including dissolution.

Transaction Highlights

The transaction is expected to offer several compelling benefits to ARI’s stockholders, including:

•

Valuation Validates Book Value and Delivers an Immediate Premium to Recent Trading Levels – For the last four years, ARI’s shares have traded at a substantial discount, averaging approximately 0.77x of book value. The transaction validates ARI’s book value, representing a compelling ~23% premium to recent stock trading levels.

•

Loan Portfolio Sale with No Financing Contingency – The proposed transaction (the “Transaction”) includes no financing contingency and provides ARI with immediate liquidity upon closing, following the repayment of substantially all of ARI’s liabilities.

•

Continuity of Dividend – ARI intends to declare a $0.25 per share dividend for the first quarter of 2026, and to continue paying a quarterly dividend per share of common stock, in each case subject to the approval of the board of directors, targeting an approximately 8% annualized yield on the post-transaction book value per share.

•

Positions ARI for the Future – Upon closing of the transaction, ARI will emerge as a well-capitalized REIT with a strong balance sheet with approximately $1.4 billion of net cash and a clear runway to design and execute a refreshed strategy.

John Zito, Co-President of Apollo Asset Management, added: “Apollo believes ARI stockholders will unlock significant value from this transaction. Our longstanding commitment has been to deliver strong, positive outcomes in all instances where we manage stockholder capital. With respect to public vehicles we manage, we consistently review underlying portfolio and stock price performance in evaluating potential strategies and options with the objective of maximizing realizable value for stockholders. We will continue to remain disciplined with each entity we manage and guided by a rigorous assessment of risk, liquidity, and return.”

Additional Details

Under the terms of the definitive agreement, ARI may solicit, receive, evaluate and enter into negotiations with respect to alternative proposals from third parties for a period of 25 calendar days, continuing through February 21, 2026. The special committee of the board of directors of ARI, with the assistance of its independent advisors, will actively solicit alternative proposals during this period. There can be no assurance that this process will result in receipt of a superior proposal or that any other transactions may be approved or consummated.

Completion of the Transaction, which is expected to occur in the second quarter of 2026, is subject to, among other things, the approval by the holders of at least a majority of the Company’s outstanding shares of common stock and the satisfaction of customary closing conditions.

BofA Securities is serving as independent financial advisor to the special committee of the board of directors of ARI and Fried, Frank, Harris, Shriver & Jacobson LLP is serving as the special committee’s independent legal advisor; Clifford Chance US LLP is serving as ARI’s legal advisor; Sidley Austin is serving as Athene’s legal advisor and Eastdil Secured is serving as Athene’s financial advisor.

Conference Call

ARI’s management team will host a conference call to discuss this transaction on Wednesday, January 28, 2026 at 8:30a.m. Eastern Time. To register for the call, please use the following link: https://register-conf.media-server.com/register/BI75ced1791bb8419899fe61cbe575ece2

After you register, you will receive a dial-in number and unique pin. The Company will also post a link in the Stockholders’ section on ARI’s website for a live webcast. For those unable to listen to the live call or webcast, there will be a webcast replay link posted in the Stockholders’ section on ARI’s website approximately two hours after the call. In addition, a presentation regarding the transaction was posted to the Stockholders’ section of the website this morning.

Additional information for ARI Stockholders

This press release may be deemed solicitation material in respect of the Transaction. In connection with the Transaction, ARI intends to file a proxy statement and other relevant materials with the U.S. Securities and Exchange Commission (the “SEC”). This press release does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS OF ARI ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE IN THE

PROXY STATEMENT, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT ARI AND THE TRANSACTION. These materials will be made available to the stockholders of ARI at no expense to them and are expected to be mailed to stockholders. When available after filing, the proxy statement and other relevant information may be obtained without charge from the SEC’s website at www.SEC.gov. Copies of the documents filed by ARI with the SEC are also available free of charge on ARI’s website at www.apollocref.com.

This document is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This document is not a substitute for the proxy statement or any other document that ARI may file with the SEC or send to stockholders in connection with the Transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The directors and executive officers of ARI, and certain other affiliates of ACREFI Management, LLC, may be deemed “participants” in the solicitation of proxies from stockholders of ARI in favor of the Transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of ARI in connection with the Transaction will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the executive officers and directors of ARI and ACREFI Management, LLC in ARI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 29, 2025. You may obtain free copies of these documents using the sources indicated above.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, acquires, invests in and manages performing commercial first mortgage loans, subordinate financings and other commercial real estate-related debt investments. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, Inc., a high-growth, global alternative asset manager with approximately $908 billion of assets under management as of September 30, 2025.

Additional information can be found on the Company’s website at www.apollocref.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: higher interest rates and inflation; market trends in the Company’s industry, real estate values, the debt securities markets or the general economy; the timing and amounts of expected future fundings of unfunded commitments; the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of its capital raises or acquire its target assets; risks associated with investing in real estate assets, including changes in business conditions and the general economy; the parties’ ability to consummate the Transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary third-party approvals, including stockholder approval, or the satisfaction of other closing conditions to consummate the Transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement or any unanticipated difficulties or expenditures relating to the Transaction; risks related to diverting the attention of ARI management from ongoing business operations; failure to realize the expected benefits of the Transaction; significant transaction costs and/or unknown or inestimable liabilities; risks of stockholder litigation in connection with the Transaction, including resulting expenses or delays; disruption of current plans and operations caused by the announcement of the Transaction, making it more difficult to conduct business as usual or maintain relationships with current or future lenders, service providers, or vendors, and financing sources; and effects relating to the announcement of the Transaction or any further announcements or the consummation of the Transaction on the market price of ARI’s common stock. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

For ARI investor inquiries, please contact:

Hilary Ginsberg

ARI Investor Relations

(212) 822-0767

hmginsberg@apollo.com

For Apollo investor inquiries, please contact:

Noah Gunn

Global Head of Investor Relations

Apollo Global Management, Inc.

(212) 822-0540

IR@apollo.com

For media inquiries, please contact:

Joanna Rose

Global Head of Corporate Communications

Apollo Global Management, Inc.

(212) 822-0491

Communications@apollo.com